Exhibit 99.1

PacBio Announces Third Quarter 2022 Financial Results

Menlo Park, Calif. – November 7, 2022 – PacBio (NASDAQ: PACB) today announced financial results for the quarter ended September 30, 2022.

Third quarter results

•	Revenue of $32.3 million, a 7% decrease compared with $34.9 million in the prior year period.
•	Instrument revenue of $11.4 million, compared with $15.9 million in the prior year period.
•	Consumables revenue of $16.1 million compared with $14.6 million in the prior year period.
•	Service and other revenue of $4.8 million, compared with $4.4 million in the prior year period.
•	Delivered 34 Sequel IIe systems, compared with 44 Sequel II/IIe systems in the prior year period.
•	Installed base of 494 Sequel II/IIe systems as of September 30, 2022, compared with 326 as of September 30, 2021.

Gross profit for the third quarter of 2022 was $13.5 million, representing a 12% decrease compared with $15.4 million for the third quarter of 2021, and gross margin was 42% in the third quarter of 2022 compared to 44% for the third quarter of 2021. Excluding amortization of intangible assets, non-GAAP gross profit for the third quarter of 2022 was $13.7 million and represented a non-GAAP gross margin of 42% in the third quarter of 2022, compared to 45% for the third quarter of 2021, which also excluded a fair value inventory adjustment (see accompanying tables for reconciliations of GAAP and non-GAAP measures).

Operating expenses totaled $88.2 million for the third quarter of 2022, compared to $89.8 million for the third quarter of 2021. Excluding contingent consideration remeasurement and amortization of intangible assets, non-GAAP operating expenses totaled $83.8 million for the third quarter of 2022, compared to $59.1 million for the third quarter of 2021, which excluded merger-related expenses and amortization of intangible assets. Operating expenses for the third quarter of 2022 and the third quarter of 2021 included non-cash stock-based compensation of $18.0 million and $26.6 million, respectively. Excluding merger-related expenses, non-GAAP operating expenses in the third quarter of 2021 included $15.1 million of non-cash stock-based compensation.

Net loss for the third quarter of 2022 was $77.0 million, compared to net income of $16.5 million for the third quarter of 2021. Excluding contingent consideration remeasurement and amortization of intangible assets in the third quarter of 2022, non-GAAP net loss was $72.5 million, compared to a non-GAAP net loss of $47.2 million for the third quarter of 2021, which excluded an income tax benefit resulting from the acquisitions of Omniome and Circulomics, merger-related expenses and fair value inventory adjustments.

GAAP net loss per share for the third quarter of 2022 was $0.34 compared to basic and diluted GAAP net income per share of $0.08 for the third quarter of 2021. Non-GAAP net loss per share for the third quarter of 2022 was $0.32 compared to $0.23 for the third quarter of 2021.

Cash, cash equivalents, and investments, excluding short and long-term restricted cash, at September 30, 2022, totaled $834.3 million, compared to $1,044.4 million at December 31, 2021.

Recent company updates

•

Announced the launch of Revio™, a revolutionary new long-read sequencing system capable of delivering up to 1,300 human genomes per year with 30x coverage at under $1,000 per genome. We expect to begin shipping Revio in the first quarter of 2023.

•

Introduced the Onso™ short-read sequencing system based on SBB (Sequencing by Binding) chemistry, which is expected to provide a 10-fold improvement in accuracy compared with other commercially available systems. We expect to begin shipping Onso in the first half of 2023.

•

Launched the MAS-Seq kit in partnership with the Broad Institute and 10x Genomics to enable cost-effective, long-read, single-cell RNA sequencing for a more complete interrogation of the transcriptome.

•	Collaborated with Twist Bioscience to launch a portfolio of off-the-shelf long-read gene panels designed to capture target regions in a cost-effective and high throughput manner.

•

Unveiled TGRT, a new computational analysis method for profiling more than a million tandem repeats across the human genome and enables scientists to better understand the role of tandem repeats in human disease.

•	Created the Scientific Advisory Board, bringing together a group of renowned scientific experts to provide critical feedback, advice, and expertise on future technological and scientific direction.
•

Partnered with leading researchers to create the Consortium for Long Read Sequencing (CoLoRS), an open coalition of international researchers focused on cataloging and providing frequency information for all classes of variation found within the human genome, using long-read whole genome sequencing.

•	Shipped our 1,000th sequencer since the launch of the RS sequencing platform in 2011.

"It's a historical moment at PacBio as we prepare the launch of two new, groundbreaking sequencing platforms in the first half of 2023," said Christian Henry, President and Chief Executive Officer. "RevioTM, our new long-read sequencing system, can enable scientists to sequence thousands of complete whole genomes economically. OnsoTM, our first short-read sequencing platform, has the potential to provide industry-leading accuracy allowing researchers to interrogate biology at unprecedented levels. We believe customer anticipation of a new long-read platform drove delays in instrument purchases; however, we were encouraged by their feedback and excitement for both platforms and how these systems can accelerate their research. I'm also looking forward to sharing more details regarding Revio and Onso at our first Investor Day in New York City next week."

2022 Financial Guidance

As previously announced, we are withdrawing all prior financial guidance in light of our recent product announcements.

Quarterly Conference Call Information

Management will host a quarterly conference call to discuss its third quarter ended September 30, 2022 results today at 5:00 p.m. Eastern Time. Investors may listen to the call by dialing 866-652-5200, or if outside the U.S., by dialing 412-317-6060, and request to join the "PacBio Q3 Earnings Call." The call will be webcast live and will be available for replay at PacBio's website at https://investor.pacificbiosciences.com.

About PacBio

Pacific Biosciences of California, Inc. (NASDAQ: PACB) is a premier life science technology company that is designing, developing, and manufacturing advanced sequencing solutions to help scientists and clinical researchers resolve genetically complex problems. Our products and technology under development stem from two highly differentiated core technologies focused on accuracy, quality and completeness, which include our existing HiFi long read sequencing and our emerging SBB™ short read sequencing technologies. Our products address solutions across a broad set of research applications, including human germline sequencing, plant and animal sciences, infectious disease and microbiology, oncology, and other emerging applications. For more information, please visit www.pacb.com and follow @PacBio.

PacBio products are provided for Research Use Only. Not for use in diagnostic procedures.

Statement regarding use of non‐GAAP financial measures

The Company reports non‐GAAP results for basic and diluted net income and loss per share, net income, net loss, gross margins, gross profit and operating expenses in addition to, and not as a substitute for, or because it believes that such information is superior to, financial measures calculated in accordance with GAAP. The Company believes that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of the Company's non-GAAP financial measures as tools for comparison.

The Company's financial measures under GAAP include substantial charges such as merger related expenses, and others that are listed in the itemized reconciliations between GAAP and non‐GAAP financial measures included in this press release. The amortization of intangible assets excluded from GAAP financial measures relates to acquired intangible assets that were recorded as part of purchase accounting last year. Such intangible assets contribute to revenue generation and its amortization will recur in future periods until they are fully amortized. Management has excluded the effects of these items in non‐GAAP measures to assist investors in analyzing and assessing past and future operating performance. In addition, management uses non-GAAP measures to compare the Company's performance relative to forecasts and strategic plans and to benchmark its performance externally against competitors.

The Company encourages investors to carefully consider its results under GAAP, as well as its supplemental non‐GAAP information and the reconciliation between these presentations, to more fully understand its business. A reconciliation of the Company's non-GAAP financial measures to the most directly comparable financial measure stated in accordance with GAAP has been provided in the financial statement tables included in this press release.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995, including statements relating to future availability, uses, accuracy, coverage, advantages, quality or performance of, or benefits or expected benefits of using, PacBio products or technologies, including Revio and Onso; expectations regarding data quality and efficiency in connection with genome interrogation; our expectations with respect to our collaboration efforts, as well as the potential results of such collaborations; expectations with respect to our Scientific Advisory Board; expectations with respect to development and delivery timeframes; and other future events. Reported results should not be considered an indication of future performance. You should not place undue reliance on forward-looking statements because they are subject to assumptions, risks, and uncertainties that could cause actual outcomes and results to differ materially from currently anticipated results. These risks include, but are not limited to, challenges inherent in developing, manufacturing, launching, marketing and selling new products, and achieving anticipated new sales; Onso is entering beta testing, is not yet commercially available, and remains subject to additional development and validation; potential product performance and quality issues and potential delays in development and commercialization timelines; assumptions, risks and uncertainties related to the ability to attract new customers and retain and grow sales from existing customers; rapidly changing technologies and extensive competition in genomic sequencing that could make the products PacBio is developing obsolete or non-competitive; supply chain risks; successfully completing development of a product that is not yet commercially available; customers and prospective customers curtailing or suspending activities utilizing our products; the impact of U.S. export restrictions on the shipment of PacBio products to certain countries; the possible loss of key employees, customers, or suppliers; third-party claims alleging infringement of patents and proprietary rights or seeking to invalidate PacBio's patents or proprietary rights; and other risks associated with macroeconomic conditions such as uncertain capital markets, pandemic-related lockdowns, heightened inflation, war in Europe, and international operations. Additional factors that could materially affect actual results can be found in PacBio's most recent filings with the Securities and Exchange Commission, including PacBio's most recent reports on Forms 8-K, 10-K, and 10-Q, and include those listed under the caption "Risk Factors." These forward-looking statements are based on current expectations and speak only as of the date hereof; except as required by law, PacBio disclaims any obligation to revise or update these forward-looking statements to reflect events or circumstances in the future, even if new information becomes available.

The unaudited condensed consolidated financial statements that follow should be read in conjunction with the notes set forth in PacBio's Quarterly Report on Form 10-Q when filed with the Securities and Exchange Commission.

Contacts

Investors:

Todd Friedman

650.521.8450

ir@pacb.com

Media:
Lizelda Lopez
pr@pacb.com

Pacific Biosciences of California, Inc.

Unaudited Condensed Consolidated Statement of Operations

(in thousands, except per share amounts)

	Three Months Ended
	September 30,	June 30,	September 30,
	2022	2022	2021
Revenue:
Product revenue	$27,509	$30,175	$30,502
Service and other revenue	4,802	5,292	4,385
Total revenue	32,311	35,467	34,887
Cost of revenue:
Cost of product revenue	15,568	15,499	15,530
Cost of service and other revenue	3,012	3,592	3,870
Amortization of intangible assets	184	183	123
Total cost of revenue	18,764	19,274	19,523
Gross profit	13,547	16,193	15,364
Operating expense:
Research and development	47,092	50,348	27,508
Sales, general and administrative	36,795	39,252	31,606
Merger-related expenses (1)	—	—	30,726
Change in fair value of contingent consideration (2)	4,280	(5,438)	—
Total operating expense	88,167	84,162	89,840

Operating loss	(74,620)	(67,969)	(74,476)
Interest expense	(3,664)	(3,681)	(3,673)
Other income (expense), net	1,313	256	(133)
Loss before benefit from income taxes	(76,971)	(71,394)	(78,282)
Benefit from income taxes (3)	—	—	(94,824)
Net (loss) income	$(76,971)	$(71,394)	$16,542

Net (loss) income per share:
Basic	$(0.34)	$(0.32)	$0.08
Diluted	$(0.34)	$(0.32)	$0.08

Shares used in computing net (loss) income per share:
Basic	225,123	224,499	202,194
Diluted	225,123	224,499	215,127

_______________________

(1)

Merger-related expenses for the three months ended September 30, 2021 consists of $11.8 million of transaction costs arising from the acquisitions of Omniome and Circulomics and $18.9 million of stock-based compensation expense resulting from the acceleration of certain equity awards in connection with the Omniome merger.

(2)

Change in fair value of contingent consideration for three months ended September 30, 2022 and June 30, 2022 was due to fair value adjustments of milestone payments payable upon the commercialization of acquired IPR&D.

(3)

A deferred income tax benefit of $94.8 million for the three months ended September 30, 2021, is related to the release of the valuation allowance for deferred tax assets due to the recognition of deferred tax liabilities in connection with the Omniome and Circulomics acquisitions.

Pacific Biosciences of California, Inc.

Unaudited Condensed Consolidated Statement of Operations

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue:
Product revenue	$27,509	$30,502	$85,928	$82,338
Service and other revenue	4,802	4,385	15,023	12,156
Total revenue	32,311	34,887	100,951	94,494
Cost of revenue:
Cost of product revenue	15,568	15,530	45,887	41,449
Cost of service and other revenue	3,012	3,870	10,619	10,828
Amortization of intangible assets	184	123	550	123
Total cost of revenue	18,764	19,523	57,056	52,400
Gross profit	13,547	15,364	43,895	42,094
Operating expense:
Research and development	47,092	27,508	150,377	70,323
Sales, general and administrative	36,795	31,606	115,851	86,804
Merger-related expenses (1)	—	30,726	—	30,726
Change in fair value of contingent consideration (2)	4,280	—	(2,221)	—
Total operating expense	88,167	89,840	264,007	187,853

Operating loss	(74,620)	(74,476)	(220,112)	(145,759)
Loss from Continuation Advances from Illumina	—	—	—	(52,000)
Interest expense	(3,664)	(3,673)	(11,042)	(9,051)
Other income (expense), net	1,313	(133)	1,290	92
Loss before benefit from income taxes	(76,971)	(78,282)	(229,864)	(206,718)
Benefit from income taxes (3)	—	(94,824)	—	(94,824)
Net (loss) income	$(76,971)	$16,542	$(229,864)	$(111,894)

Net (loss) income per share:
Basic	$(0.34)	$0.08	$(1.03)	$(0.56)
Diluted	$(0.34)	$0.08	$(1.03)	$(0.56)

Shares used in computing net (loss) income per share:
Basic	225,123	202,194	223,981	198,545
Diluted	225,123	215,127	223,981	198,545

_____________________

(1)

Merger-related expenses for the three months and nine months ended September 30, 2021 consist of $11.8 million of transaction costs arising from the acquisitions of Omniome and Circulomics and $18.9 million of stock-based compensation expense resulting from the acceleration of certain equity awards in connection with the Omniome merger.

(2)

Change in fair value of contingent consideration for three and nine months ended September 30, 2022 was due to fair value adjustments of milestone payments payable upon the commercialization of acquired IPR&D.

(3)

A deferred income tax benefit of $94.8 million for the three months and nine months ended September 30, 2021, is related to the release of the valuation allowance for deferred tax assets due to the recognition of deferred tax liabilities in connection with the Omniome and Circulomics acquisitions.

Pacific Biosciences of California, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	September 30,	December 31,
	2022	2021
Assets
Cash and investments	$834,340	$1,044,400
Accounts receivable, net	22,756	24,241
Inventory, net	43,495	24,599
Prepaid and other current assets	13,005	7,394
Property and equipment, net	39,154	32,504
Operating lease right-of-use assets, net	41,533	46,617
Restricted cash	3,222	5,092
Intangible assets, net	410,294	410,979
Goodwill	409,974	409,974
Other long-term assets	1,176	1,170
Total Assets	$1,818,949	$2,006,970

Liabilities and Stockholders' Equity
Accounts payable	$12,853	$11,002
Accrued expenses	24,886	36,261
Deferred revenue	32,451	36,026
Operating lease liabilities	51,775	57,680
Contingent consideration liability	167,496	169,717
Convertible senior notes, net	896,529	896,067
Other liabilities	6,368	9,230
Stockholders' equity	626,591	790,987
Total Liabilities and Stockholders' Equity	$1,818,949	$2,006,970

Pacific Biosciences of California, Inc.

Reconciliation of Non-GAAP Financial Measures

(in thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2022	2022	2021	2022	2021
GAAP net (loss) income	$(76,971)	$(71,394)	$16,542	$(229,864)	$(111,894)
Merger-related expenses (1)	—	—	30,726	—	30,726
Change in fair value of contingent consideration (2)	4,280	(5,438)	—	(2,221)	—
Income tax benefit resulting from acquisitions (3)	—	—	(94,824)	—	(94,824)
Fair value adjustment to Circulomics inventory at acquisition date	—	—	183	—	183
Amortization of intangible assets	228	228	154	685	154
Loss from Continuation Advances from Illumina	—	—	—	—	52,000
Non-GAAP net loss	$(72,463)	$(76,604)	$(47,219)	$(231,400)	$(123,655)

GAAP net (loss) income per share – diluted	$(0.34)	$(0.32)	$0.08	$(1.03)	$(0.56)
Merger-related expenses (1)	—	—	0.15	—	0.15
Change in fair value of contingent consideration (2)	0.02	(0.02)	—	(0.01)	—
Income tax benefit resulting from acquisitions (3)	—	—	(0.47)	—	(0.48)
Amortization of intangible assets	—	—	—	—	—
Loss from Continuation Advances from Illumina	—	—	—	—	0.26
Other adjustments and rounding differences	—	—	0.01	0.01	0.01
Non-GAAP net loss per share – diluted	$(0.32)	$(0.34)	$(0.23)	$(1.03)	$(0.62)

GAAP gross profit	$13,547	$16,193	$15,364	$43,895	$42,094
Fair value adjustment to Circulomics inventory at acquisition date	—	—	183	—	183
Amortization of intangible assets	184	183	123	550	123
Non-GAAP gross profit	$13,731	$16,376	$15,670	$44,445	$42,400

GAAP gross profit %	42%	46%	44%	43%	45%
Non-GAAP gross profit %	42%	46%	45%	44%	45%

GAAP total operating expense	$88,167	$84,162	$89,840	$264,007	$187,853
Merger-related expenses (1)	—	—	(30,726)	—	(30,726)
Change in fair value of contingent consideration (2)	(4,280)	5,438	—	2,221	—
Amortization of intangible assets	(44)	(45)	(31)	(135)	(31)
Non-GAAP total operating expense	$83,843	$89,555	$59,083	$266,093	$157,096

________________________

(1)

Merger-related expenses for the three months and nine months ended September 30, 2021 consist of $11.8 million of transaction costs arising from the acquisitions of Omniome and Circulomics and $18.9 million of stock-based compensation expense resulting from the acceleration of certain equity awards in connection with the Omniome merger.

(2)

Change in fair value of contingent consideration for the three months ended June 30, 2022 and the three and nine months ended September 30, 2022 was due to fair value adjustments of milestone payments payable upon the commercialization of acquired IPR&D.

(3)

A deferred income tax benefit of $94.8 million for the three months and nine months ended September 30, 2021, is related to the release of the valuation allowance for deferred tax assets due to the recognition of deferred tax liabilities in connection with the Omniome and Circulomics acquisitions.